               OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022

                               September 19, 2001

                                                              212-451-2252
                                                              kas@ogfrlaw.com

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                        Re:  FalconStor Software, Inc.
                             Registration Statement on Form S-3

Gentlemen:

            Reference  is made to the  Registration  Statement on Form S-3 dated
September 19, 2001 (the "Registration  Statement") filed with the Securities and
Exchange Commission by FalconStor  Software,  Inc., a Delaware  corporation (the
"Company").  The Registration Statement relates to the resale of an aggregate of up to 28,247,984  shares (the "Shares") of the Company's common stock,  $.01 par value.

            We advise you that we have examined  original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws of the  Company,  minutes of meetings of the Board of  Directors  of the
Company, the Registration Statement,  and such other documents,  instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials,  and we have  made such  examination  of the law,  as we have  deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

September 19, 2001

            Based upon the foregoing, we are of the opinion that:

            The Shares have been duly authorized and are validly  issued,  fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement  and we further  consent to the  reference  to this firm under  the  caption  "Legal  Matters"  in the  Registration  Statement  and  the
Prospectus forming a part thereof.

                                        Very truly yours,

                          /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                          ------------------------------------------------------
                          OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP